SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

            On July 19, 2005, the Human Resources Committee of the Board of Directors of Washington Mutual, Inc. (the “Company”) approved a change to the Company’s relocation guidelines, policies and procedures (the “Guidelines”) to authorize the Company’s Executive Vice President of Human Resources to approve, in his sole discretion, a relocation payment of up to three months’ salary to eligible participants (including executive officers) pursuant to the Guidelines.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 19, 2005, the Board of Directors of Washington Mutual, Inc. (the “Company”) elected Orin C. Smith to the Board of Directors of the Company, effective immediately.  From 2000 until March 2005, Mr. Smith served as the Chief Executive Officer of Starbucks Corporation.  He joined Starbucks as Executive Vice President and Chief Financial Officer in 1990, and became President and Chief Operating Officer in 1994.  Mr. Smith’s initial term as a director of the Company will expire as of the Company’s 2006 annual meeting of shareholders, and he was appointed to the Board’s Audit Committee and the Governance Committee.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 19, 2005, the Board of Directors of the Company approved an amendment to the Company’s Restated Bylaws to increase the size of the Company’s Board of Directors from 13 to 14 members.  The amendment became effective immediately.  A copy of the amendment to the Company’s Restated Bylaws is attached to this Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

As disclosed under Item 5.02, on July 19, 2005, the Board of Directors of the Company elected Orin C. Smith to the Board of Directors, effective immediately.  The Company’s press release announcing the election of Orin C. Smith to the Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	3.1	Amendment to the Restated Bylaws of Washington Mutual, Inc.
	99.1	Press release, dated July 20, 2005, announcing the election of Orin C. Smith to the Board of Directors

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President